Exhibit 3.5

CERTIFICATE OF VALIDATION

OF

AQUABOUNTY TECHNOLOGIES, INC.

Pursuant to Section 204 of the
General Corporation Law of the State of Delaware

AquaBounty Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), certifies as follows:

1.The defective corporate acts that are the subject of this Certificate of Validation are the approval of an amendment of the Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.001 per share, from 80,000,000 to 150,000,000 (the “Share Increase”) by the stockholders of the Company, the filing of a certificate of amendment (the “Certificate of Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Secretary of State”) and the effectiveness of the Certificate of Amendment following such filing.

2.The nature of the failure of authorization in respect of the approval of the amendment effecting the Share Increase by the stockholders of the Company as well as the filing and effectiveness of the Certificate of Amendment was the potential failure of the approval of the amendment effecting the Share Increase by the stockholders of the Company and the filing and effectiveness of the Certificate of Amendment to have been duly authorized and effected in a manner consistent with the disclosures set forth in the proxy statement for the Company’s 2022 annual meeting of stockholders and Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

3.The defective corporate acts that are the subject of this Certificate of Validation were duly ratified in accordance with Section 204 of the DGCL pursuant to resolutions of the Board of Directors of the Company approving the ratification of such defective corporate acts on August 3, 2022 and the approval of the ratification of such defective corporate acts by the stockholders of the Company on October 12, 2022.

4.The Certificate of Amendment was previously filed with the Secretary of State under Sections 103 and 242 of the DGCL on May 27, 2022 and no changes are required to give effect to the defective corporate acts that are the subject of this Certificate of Validation.  A copy of the Certificate of Amendment as previously filed is attached hereto as Exhibit A.

(Signature Page Follows)

Exhibit 3.5

IN WITNESS WHEREOF, the Company has caused this Certificate of Validation to be executed by its duly authorized officer as of this 18th day of October, 2022.

AquaBounty Technologies, Inc.

By:	/s/ SylviaWulf

Name: Sylvia Wulf
Title: President and Chief Executive Officer

EXHIBIT A

Certificate of Amendment

(Attached)

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AQUABOUNTY TECHNOLOGIES, INC.

AquaBounty Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That, at a meeting of the Board of Directors of the Corporation on March 1, 2022, and as reaffirmed via unanimous written consent on May 15, 2022, a resolution was duly adopted setting forth a proposed amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, in the form set forth below (the “Amendment”), declaring the Amendment to be advisable and calling for consideration of said proposed Amendment by the stockholders of the Corporation.

“RESOLVED, that, having determined that an increase in the Corporation’s authorized Common Stock to 150,000,000 shares is in the best interest of the Corporation and its stockholders, subject to the consideration and approval of the Corporation’s stockholders, Article 4 of the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, be, and it hereby is, amended to replace subsection (a) thereof in its entirety with the following:

4. (a) The Corporation is authorized to issue two classes of stock to be designated Common Stock and Preferred Stock. The Corporation is authorized to issue 150,000,000 shares of Common Stock, with a par value of $0.001 per share, and 5,000,000 shares of Preferred Stock, with a par value of $0.01 per share.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on May 27, 2022, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation to be signed this 27th day of May, 2022.

AquaBounty Technologies, Inc.

BY:	/s/ Sylvia Wulf
Authorized Officer
Title: President and Chief Executive Officer
Name: Sylvia Wulf